AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE
This Agreement of Resignation, Appointment and Acceptance (this “Agreement”), dated to be effective as of June 25, 2015 (the “Effective Date”), is among Molycorp, Inc. (the “Company”), a Delaware corporation, WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Resigning Trustee”), a national banking association organized and existing under the laws of the United States having its principal corporate trust office in Minneapolis, Minnesota, and WILMINGTON SAVINGS FUND SOCIETY, FSB (the “Successor Trustee”), a savings and loan holding company organized and existing under the laws of the United States having its principal corporate trust office in Wilmington, Delaware. Capitalized terms used but not defined in this Agreement have the meanings given in the Indenture (as defined below).

RECITALS
WHEREAS, pursuant to the (i) Indenture (as amended, supplemented or modified, the “3.25% Indenture”), dated as of June 15, 2011, between the Company and the Resigning Trustee, the Company issued its 3.25% Convertible Notes Due 2016 (the “3.25% Notes”), (ii) First Supplemental Indenture (as amended, supplemented and modified, the “First Supplemental Indenture”), dated as of August 22, 2012, to the Base Indenture (as amended, supplemented and modified, the “Base Indenture”), dated as of August 22, 2012, the Company issued its 6.00% Convertible Notes due 2017 (the “6.00% Notes”), and (iii) Second Supplemental Indenture (as amended, supplemented and modified, the “Second Supplemental Indenture,” and together with the 3.25% Indenture, the First Supplemental Indenture, and the Base Indenture, the “Indentures”), dated as of January 30, 2013, to the Base Indenture, the Company issued its 5.50% Convertible Notes due 2018 (the “5.50% Notes,” and together with the 3.25% Notes and the 6.00% Notes, the “Convertible Notes”);
WHEREAS, the Company appointed the Resigning Trustee as initial Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Base Indenture;
WHEREAS, there are presently issued and outstanding: (i) $206,505,000.00 in aggregate principal amount of the 3.25% Notes; (ii) $382,986,000.00 in aggregate principal amount of the 6.00% Notes; and (iii) $148,939,000.00 in aggregate principal amount of the 5.50% Notes;
WHEREAS, Section 7.09 of the 3.25% Indenture and 7.08 of the Base Indenture provide that the Trustee may resign in writing at any time and be discharged from the trust created therein by so notifying the Company, subject to the terms of the 3.25% Indenture and the Base Indenture, as applicable;
WHEREAS, Section 7.09 of the 3.25% Indenture and 7.08 of the Base Indenture provide that, if the Trustee resigns, the Company shall promptly appoint a successor Trustee and the successor Trustee shall deliver a written acceptance of its appointment to the resigning Trustee and to the Company;

WHEREAS, Section 7.09 of the 3.25% Indenture and 7.08 of the Base Indenture provide that the Resigning Trustee’s resignation as Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Base Indenture shall become effective upon the Successor Trustee’s acceptance of appointment by the Company;
WHEREAS, the Company desires to appoint the Successor Trustee as Trustee, Registrar, and Paying Agent to succeed the Resigning Trustee in such capacities under the 3.25% Indenture and the Base Indenture and in its respective capacities under the other documents executed by the Resigning Trustee in connection with or related to the Indenture or the Notes; and
WHEREAS, the Successor Trustee is willing to accept its appointment as Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Base Indenture.
NOW, THEREFORE, the Company, the Resigning Trustee, and the Successor Trustee, for and in consideration of the covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
1.Acceptance of Resignation of Resigning Trustee and Appointment of Successor Trustee. The Company hereby accepts the resignation of the Resigning Trustee as Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Base Indenture. Pursuant to Section 7.09 of the 3.25% Indenture and 7.08 of the Base Indenture, the Company hereby appoints the Successor Trustee as Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Base Indenture, and vests and confirms to the Successor Trustee all the rights, powers, and duties of the Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Base Indenture.
2.Company Representations and Warranties. The Company hereby represents and warrants to the Successor Trustee that:
a.It is duly incorporated and validly organized and existing;
b.This Agreement has been duly authorized, executed, and delivered on behalf of the Company and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, an implied covenant of good faith and fair dealing and by general principles of equity;
c.Except for the First Supplemental Indenture and the Second Supplemental Indenture, it has not entered into any amendment or supplement to any of the Indentures and each of the Indentures is in full force and effect;

d.No covenant or condition contained in the Indentures has been waived by the Company or, to the knowledge of the Company, by the Resigning Trustee or the Holders of the percentage in aggregate principal amount of the Notes required by either the 3.25% Indenture, the Base Indenture, the First Supplemental Indenture, or the Second Supplemental Indenture, as applicable, to effect any such waiver;
e.By a resolution which was duly adopted by the Board of Directors of the Company, and which is in full force and effect on the Effective Date, the Company was authorized to appoint Successor Trustee as Trustee, Registrar and Paying Agent under the 3.25% Indenture; and
f.All conditions precedent applicable to the Company relating to the appointment of the Successor Trustee as Trustee, Registrar, and Paying Agent under the 3.25% Indenture and the Base Indenture have been complied with by the Company.
3.Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee and the Company that:
a.    This Agreement has been duly authorized, executed, and delivered on behalf of the Resigning Trustee and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, an implied covenant of good faith and fair dealing and by general principles of equity;
b.    Except for the First Supplemental Indenture and the Second Supplemental Indenture, it has not entered into any amendment or supplement to any of the Indentures, and each of the Indentures is in full force and effect;
c.    No covenant or condition contained in the Indentures has been waived by the Resigning Trustee or, to the best of the knowledge of the Resigning Trustee, by the Holders of the percentage in aggregate principal amount of the Notes required by either the 3.25% Indenture, the Base Indenture, the First Supplemental Indenture, or the Second Supplemental Indenture, as applicable, to effect any such waiver;
d.    There is no action, suit, or proceeding pending or, to the best of the knowledge of the Resigning Trustee threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Registrar, and Paying Agent under either of the Indentures;

e.    It has made, or promptly will make, available to the Successor Trustee copies of the Indentures and each of the documents listed on Annex A that are in its possession; and
f.    There is presently issued and outstanding (i) $206,505,000.00 in aggregate principal amount of the 3.25% Notes, (ii) $382,986,000.00 in aggregate principal amount of the 6.00% Notes, and (iii) $148,939,000.00 in aggregate principal amount of the 5.50% Notes, which the Resigning Trustee duly authenticated as of the date of their issuance.
4.Successor Trustee Representations and Warranties. The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Company that:
a.    It is qualified and eligible to serve as Trustee, Registrar, and Paying Agent under the Indentures and the Trust Indenture Act of 1939, as amended; and
b.    This Agreement has been duly authorized, executed, and delivered on behalf of the Successor Trustee and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, an implied covenant of good faith and fair dealing and by general principles of equity.
5.Acceptance by Successor Trustee. (a) The Successor Trustee hereby accepts its appointment, as of the Effective Date, as Trustee, Registrar, and Paying Agent under the Indentures, and assumes all rights, powers, and duties of the Trustee, Registrar, and Paying Agent, thereunder, subject to the terms and conditions therein. (b) References in the Indentures to “Corporate Trust Office” shall be deemed to mean the designated corporate trust office of the Successor Trustee, which is located at 500 Delaware Ave, 11th Floor, P.O. Box 957, Wilmington, DE, 19899; and (c) The Successor Trustee satisfies the requirements to become such successor Trustee pursuant to Section 7.10 of the 3.25% Indenture and Section 7.09 of the Base Indenture.
6.Assignment by Resigning Trustee. The Resigning Trustee hereby confirms, assigns, transfers, delivers, and conveys, as of the Effective Date, to the Successor Trustee, as Trustee, Registrar, and Paying Agent under the Indentures, all rights, powers, and duties, which the Resigning Trustee, as Trustee, Registrar, and Paying Agent now holds under and by virtue of the Indentures, and shall pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indentures, subject to the liens provided by Section 7.06 of the 3.25% Indenture and Section 7.07 of the Base Indenture, which lien the Resigning Trustee expressly reserves to the fullest extent necessary to secure the Company’s obligations under said Sections to the Resigning Trustee and which liens shall also secure the Company’s obligations under said Sections to the Successor Trustee.
7.Resigning Trustee’s Lien and Payment of Fees, Expenses, and Indemnification. The Resigning Trustee hereby appoints the Successor Trustee, and the Successor Trustee hereby acknowledges its appointment, as the Resigning Trustee’s agent with respect to the assertion, perfection, and enforcement of the Resigning Trustee’s liens provided for in Section 7.06 of the 3.25% Indenture and Section 7.07 of the Base Indenture to secure the satisfaction of the Company’s indemnification obligations to the Resigning Trustee and its payment of the Resigning Trustee’s past, current, and future fees and expenses as provided for in Section 7.06 of the 3.25% Indenture and Section 7.07 of the Base Indenture (said indemnification obligations and fees and expenses, collectively, the “Resigning Trustee’s Claims”). The Successor Trustee and the Company further acknowledge that the Resigning Trustee’s Claims are and will be due under Section 7.06 of the 3.25% Indenture and Section 7.07 of the Base Indenture, and are included within the “First” priority of payment provided for under Section 6.05 of the 3.25% Indenture and 6.10 of the Base Indenture.
8.Additional Documentation. The Company and the Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee, as Trustee, Registrar, and Paying Agent said rights, powers, and duties agree, upon reasonable request of the Successor Trustee, to execute, acknowledge, and deliver such further agreements of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting and confirming to the Successor Trustee all rights, powers, and duties which the Resigning Trustee now holds under and by virtue of the Indentures, all at the cost of the Company.
9.Effectiveness. This Agreement, the Company's acceptance of resignation of the Resigning Trustee, and the Successor Trustee's acceptance of appointment as Trustee effected hereunder shall be effective as of the close of business on the Effective Date; provided, however, that the appointment of the Successor Trustee as Registrar and Paying Agent shall be effective as of the close of business 10 business days after the Effective Date.
10.Amendments. No amendment shall be made to this Agreement without the written consent of all parties hereto which may be provided in counterparts.
11.Notice to Holders. Pursuant to the requirements of Section 7.09 and Section 7.10 of the 3.25% Indenture and Section 7.08 of the Base Indenture, within ten calendar days of the Effective Date, the Company and the Successor Trustee shall distribute a notice to the Holders of the Notes in the form attached hereto as Annex B.
12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same Agreement. Delivery of a counterpart by facsimile or e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.
14.Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to its contents, and supersedes any and all prior correspondence, emails or discussions, whether oral or written, with respect to such contents.
15.Notices to Parties. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

TO THE RESIGNING TRUSTEE:

Wells Fargo Bank, National Association
Attn: Thomas M. Korsman
625 Marquette Avenue, 16th Floor
MAC: N9311-161
Minneapolis, MN 55402
Facsimile: (866) 680-1777

TO THE SUCCESSOR TRUSTEE:

Wilmington Savings Fund Society, FSB
Attn: Patrick Healy
500 Delaware Ave, 11th Floor
P.O. Box 957
Wilmington, DE 19899
Telephone: (302) 888 7420
Facsimile: (302) 421-9137

TO THE COMPANY:

Molycorp, Inc.
Attn: Kevin Johnson, Executive Vice President and General Counsel
561 Denver Tech Center Parkway, Suite 1000
Greenwood Village, CO 80111

IN WITNESSETH WHEREOF, the parties have executed this Agreement of Resignation, Appointment and Acceptance to be deemed effective as of the day and year first above written.

Dated: June 25, 2015	MOLYCORP, INC., as the Company

/s/ James S. Allen
By: James S. Allen
Its: Senior Vice President, Finance and Treasurer

Dated: June 25, 2015	WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Resigning Trustee

/s/ Thomas M. Korsman
By: Thomas M. Korsman
Its: Vice President

Dated: June 25, 2015	WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Resigning Trustee

/s/ Kristin L. Moore
By: Kristin L. Moore
Its: Vice President

ANNEX A

DOCUMENTS TO BE DELIVERED TO SUCCESSOR TRUSTEE 1

1.    3.25% Indenture
2.    Base Indenture
3.    First Supplemental Indenture
4.    Second Supplemental Indenture
5.    Files of all other closing documents related to the Indentures.
6.    Global note(s).
7.    List of Holders for 3.25% Notes, 6.00% Notes, and 5.50% Notes.

1 The Resigning Trustee agrees to provide such documents as it holds in its files for this account. The Resigning Trustee makes no representations as to the completeness of these files and will provide only such documents as it may reasonably access within these files.

ANNEX B

FORM OF NOTICE TO HOLDERS OF NOTES
NOTICE

CUSIP Numbers:
608753AA7 (3.25% Notes);
608753AH2 (5.5% Notes);
608753AF6 (6.0% Notes)

To the Holders of Molycorp, Inc.
[ ]% Convertible Notes due [ ] (the “Notes”)

NOTICE IS HEREBY GIVEN, in the manner provided in Section [ ] of the Indenture, dated as of [ ] (as amended, modified and supplemented from time to time, the “Indenture”), between Molycorp, Inc. (the “Company”) and Wells Fargo Bank, National Association, as Trustee, that Wells Fargo Bank, National Association has resigned as Trustee under the Indenture.

The Company has appointed Wilmington Savings Fund Society, FSB as successor Trustee, Registrar, and Paying Agent, which appointment has been accepted and become effective. The address of the Corporate Trust Office of Wilmington Savings Fund Society, FSB is 500 Delaware Ave, 11th Floor, P.O. Box 957, Wilmington, DE 19899, Attention: Patrick Healy.

Dated: June __, 2015